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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   November 26, 1997
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                               Skyline Chili, Inc.
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             (Exact name of registrant as specified in its charter)

          Ohio                            001-12315              31-0717287
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(State or other jurisdiction             (Commission            IRS Employer
     of incorporation                    File Number)        Identification No.)

            4180 Thunderbird Lane, Fairfield, Ohio                 45014
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:           (513) 874-1188
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         (Former name or former address, if changed since last report.)


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Item Numbers 1(a), 2, 3, 4, 5, 6 and 7(a) and (b) are not applicable and are omitted from this Report.

         Item 1(b).  Changes in Control of Registrant.
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         On November 26, 1997, the Registrant, Skyline Chili, Inc. ("Skyline" or
the "Company") and certain of its shareholders (Lambert N. Lambrinides, Christie
N. Lambrinides, William N. Lambrinides and Kevin R. McDonnell, collectively the "Consenting Shareholders") entered into an Agreement and Plan of Merger with Skyline Acquisition Corp., a new, private Ohio corporation formed by certain members of Skyline's management and Fleet Venture Resources, Inc. and certain of its affiliates ("Fleet") for purposes of acquiring Skyline. The acquisition would be accomplished by the reverse merger of Skyline Acquisition Corp. into Skyline, with Skyline remaining as the surviving corporation (the
"Transaction"). Skyline's President, Chief Executive Officer and Director Kevin
R. McDonnell, and other current members of senior management (the "Management Group") plan to remain with Skyline and would be equity participants with Fleet in the Transaction. None of Skyline's other current shareholders or directors would have any equity, financial or other interest in Skyline after completion of the Transaction. Skyline's shareholders would receive $6.75 per share in cash in connection with the Transaction. Completion of the Transaction remains subject to the negotiation and execution of certain related documentation, satisfactory completion of due diligence, regulatory and third party approvals, debt financing and approval by Skyline's shareholders. The Transaction is expected to be completed in February 1998.

         Completion of the Transaction will result in a change in control of Skyline. If the Transaction is completed: (i) Fleet and the Management Group will obtain control of Skyline, (ii) the Board of Directors and officers of Skyline Acquisition Corp. will become the Board of Directors and officers of Skyline, and (iii) Skyline's common stock will be delisted from the American Stock Exchange and its registration under the Securities Exchange Act of 1934 will be terminated. In the Agreement and Plan of Merger, the Consenting Shareholders (who collectively own 55.8% of the Company's outstanding common stock) agreed to vote all of the shares of the Company's common stock over which they have or exercise voting control and to take all other necessary or desirable actions within their control in favor of the Agreement and Plan of Merger and the Transaction.

         Item 7(c).        Exhibits.
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         Exhibit 2.1       Agreement and Plan of Merger among Skyline
                           Acquisition Corp., Skyline Chili, Inc. and certain stockholders of Skyline Chili, Inc. dated
                           November 26, 1997



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:    December 2, 1997          Skyline Chili, Inc.

                                            /s/ Kevin R. McDonnell
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                                            By: Kevin R. McDonnell
                                            Its:  President and Chief Executive
                                                  Officer




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